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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 23, 1998

                           KILROY REALTY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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
           MARYLAND             COMMISSION FILE NUMBER: 1-12675            95-4598246
  (STATE OR OTHER JURISDICTION                                         (I.R.S. EMPLOYER
      OF INCORPORATION OR                                             IDENTIFICATION NO.)
         ORGANIZATION)
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      2250 EAST IMPERIAL HIGHWAY, SUITE 1200, EL SEGUNDO, CALIFORNIA 90245
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 563-5500

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ITEM 5. OTHER EVENTS

  On February 23, 1998, Kilroy Realty Corporation (the "Registrant") completed a public offering of 1,000,000 shares of its common stock, par value $.01 per share, resulting in net proceeds to the Registrant of approximately $26.1 million.

                                   * * * * *

ITEM 7. FINANCIAL STATEMENT AND EXHIBITS.

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 EXHIBIT
   NO.   DESCRIPTION
 ------- -----------
   1.1 Underwriting Agreement, dated as of February 18, 1998, by and among Kilroy Realty Corporation, Kilroy Realty, L.P. and A.G. Edwards & Sons, Inc.
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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          KILROY REALTY CORPORATION

                                                   /s/ Ann Marie Whitney
                                          By:
                                             ----------------------------------
                                             Name: Ann Marie Whitney
                                             Title: Vice President and
                                              Controller

Date: February 23, 1998
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                                 EXHIBIT INDEX

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                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
   NO.                         DESCRIPTION                            PAGE
 -------                       -----------                        ------------
  1.1 Underwriting Agreement, dated as of February 18, 1998, by and among Kilroy Realty Corporation, Kilroy Realty,
         L.P. and A.G. Edwards & Sons, Inc.
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